UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

1-12340

(Commission

File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 1, 2012, Green Mountain Coffee Roasters, Inc. (the “Company”) entered into a new employment agreement with Lawrence J. Blanford pursuant to which he has agreed to continue his employment as President and Chief Executive Officer with the Company.

Mr. Blanford is currently party to an agreement effective as of May 3, 2007 (the “2007 Agreement) that would have expired in May 2012, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007. The new agreement (the “2012 Agreement”), which supersedes the 2007 Agreement, runs through December 31, 2013, unless terminated earlier, as provided in the Agreement. The Agreement also provides that Mr. Blanford will retire from his position as President and Chief Executive Officer on the earlier of (i) December 31, 2013 and (ii) 90 days following the commencement of employment of a new Chief Executive Officer of the Company (the “Retirement Date”), however, it is the intention of the Company’s Board of Directors that Mr. Blanford remain a member of the Company’s Board of Directors until his current term expires in 2014. Except as set forth below, the terms of the 2012 Agreement are substantially similar to those in the 2007 Agreement:

•	During the term of the 2012 Agreement, Mr. Blanford’s base salary will be $950,000 per annum.

•

On or about March 22, 2012, Mr. Blanford will receive a grant of restricted stock having a value on the grant date of $3.0 million, which will cliff vest on the earlier of (i) the Retirement Date or (ii) Mr. Blanford’s termination for good reason, other than for cause or due to his death or disability (the “New Agreement Restricted Stock Grant”).

•

If Mr. Blanford’s employment is terminated by the Company other than for cause, by Mr. Blanford for good reason or because of Mr. Blanford’s retirement, as of the termination, all of his stock options, restricted stock or other equity rights (other than the New Agreement Restricted Stock Grant), including any equity received in connection with the Company’s Long-Term Incentive Plan (“LTIP”), that are not vested or exercisable shall continue to vest and become exercisable as previously scheduled for two years following the date of termination (the “First Two Year Period”) and any stock options that become exercisable during the First Two Year Period will remain exercisable for two years following such vesting. At the end of the First Two Year Period, any remaining unvested stock options, restricted stock or other equity rights will vest and, in the case of stock options, will be exercisable for two years following such vesting.

•

Mr. Blanford will be eligible to receive an annual bonus pursuant to the Company’s Short-Term Incentive Plan (“STIP”) during the term of the 2012 Agreement with a target of one-hundred percent of his annual base salary.

•

In the event of a change of control, if any payments or benefits to be made to Mr. Blanford become subject to excise tax or exceed limits specified in Section 280G of the Internal Revenue Code, the Company will not be obligated to require the acquiring or surviving entity to make a special payment to Mr. Blanford, on an after tax basis, to put Mr. Blanford in the same position as would have been in the case had no such excise tax been applicable to such payments or benefits.

During the term of the 2012 Agreement, the Board of Directors, with Mr. Blanford’s assistance, will review the Company’s succession alternatives and will manage a timely and thorough succession planning process to ensure a smooth leadership transition and the continued success of the Company’s business.

Note Regarding Forward-Looking Statements

Except for historical information, the matters discussed in this current report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Forward-looking statements, including statements regarding the Company’s succession planning and the Board of Directors review of succession alternatives, involve risks and uncertainties which may cause actual results to differ materially from those stated here, including, but not limited to, the risks set forth in the Company’s Annual Report on Form 10-K for the year ended September 24, 2011. Forward-looking statements reflect management’s analysis as of the date of this current report on Form 8-K. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: February 1, 2012